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                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Smithway Motor Xpress Corp.

Date: March 28, 2006             /s/ G. Larry Owens
                                 -----------------------------------------------
                                 G. Larry Owens
                                 President,
                                 Chief Executive Officer and Secretary

Date: March 28, 2006             /s/ Douglas C. Sandvig
                                 -----------------------------------------------
                                 Douglas C. Sandvig
                                 Senior Vice President,
                                 Chief Financial Officer and Treasurer